UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 15, 2024

Prairie Operating Co.

(Exact name of registrant as specified in its charter)

Delaware	001-41895	98-0357690
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

55 Waugh Drive

Suite 400

Houston, TX 77007

(Address of principal executive offices and zip code)

(713) 424-4247

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	PROP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17CFR § 230.405) or 12b-2 of the Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed, Prairie Operating Co. (the “Company”), Bristol Capital Advisors, LLC (“Bristol Capital”), an affiliate of Paul L. Kessler, a former member of the board of directors of the Company (the “Board”), Mr. Kessler, Gary C. Hanna, President of the Company, and Edward Kovalik, Chairman of the Board and Chief Executive Officer of the Company, entered into that certain Stockholders Agreement, dated as of May 3, 2023 (the “Stockholders Agreement”), pursuant to which the parties agreed to use reasonable best efforts, including taking certain necessary actions, to cause the Board to elect certain nominees to serve as a director on the Board, subject to certain conditions.

On November 15, 2024, the parties agreed to terminate the Stockholders Agreement pursuant to that certain Termination of Stockholders Agreement (the “Termination Agreement”) in connection with the previously disclosed resignation of Mr. Kessler as a member of the Board.

The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Termination Agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 21, 2024, the Board elected Richard N. Frommer as a member of the Board, filling the vacancy remaining due to the previously disclosed resignation of Mr. Kessler. Prior to his election to the Board, Mr. Frommer served as a member of the Company’s Advisory Board.

As compensation for his service on the Board, Mr. Frommer will receive the Company’s standard compensation for non-employee directors as disclosed in the Company’s proxy statement filed with the Securities and Exchange Commission (“SEC”) on April 24, 2024, which disclosure is incorporated by reference into this Item 5.02.

The Company and Mr. Frommer will enter into the Company’s standard form of indemnification agreement for directors, a copy of which was previously filed as Exhibit 10.8 to the Company’s Current Report on Form 8-K filed with the SEC on May 9, 2023.

Item 7.01 Regulation FD Disclosure.

Election of Richard Frommer Press Release

On November 21, 2024, the Company issued a press release announcing that the Board had elected Mr. Frommer as a member of the Board.

The full text of the press release is included as Exhibit 99.1 and is incorporated herein by reference into this Item 7.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit Number	Description
10.1	Termination of Stockholders Agreement, dated November 15, 2024, by and among Prairie Operating Co., Bristol Capital Advisors, LLC, Paul L. Kessler, Gary C. Hanna and Edward Kovalik.
99.1	Press Release, dated November 21, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRAIRIE OPERATING CO.

Date: November 21, 2024	By:	/s/ Daniel T. Sweeney
	Name:	Daniel T. Sweeney
	Title:	Executive Vice President, General Counsel and Corporate Secretary